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                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and
Stockholders of Mobilepro Corp.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8/A of Mobilepro Corp. (the "Company") of our report dated June 22, 2001, which appears in the Company's Annual Report on Form 10-KSB for the year ended March 31, 2001.

MANTYLA MCREYNOLDS

/s/ Mantyla McReynolds

Salt Lake City, Utah
April 16, 2002